Exhibit 99.1

News Release Republic First Bancorp, Inc. July 24, 2012

REPUBLIC FIRST BANCORP, INC. REPORTS NET INCOME OF $1.0 MILLION FOR SECOND QUARTER 2012

Philadelphia, PA, July 24, 2012 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the three month period ended June 30, 2012.  The Company recorded net income of $1.0 million, or $0.04 per share, for the second quarter of 2012 compared to a net loss of $480,000, or $0.02 per share, for the second quarter of 2011.

“We are very pleased with the financial results of the second quarter,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.  “The substantial improvement in asset quality over the past year enables us to focus on the actions necessary to achieve consistent and sustainable profitability for the bank.”

Highlights for the Period Ending June 30, 2012

➢	The Company recorded net income of $1.0 million, or $0.04 per share, for the quarter ended June 30, 2012 compared to a net loss of $480,000, or $0.02 per share, for the quarter ended June 30, 2011.

➢
Asset quality has improved significantly year over year. Non-performing assets decreased by $35.0 million, or 67%, to $17.0 million as of June 30, 2012 compared to $52.0 million as of June 30, 2011. Non-performing assets as a percentage of total assets decreased to 1.81% as of June 30, 2012 compared to 5.78% as of June 30, 2011.

➢
Core deposits increased by $72.6 million, or 10%, to $790.6 million as of June 30, 2012 compared to $718.1 million as of June 30, 2011 driven by the Company’s retail strategy focused on relationship banking and gathering low cost core deposits.

➢	Total assets increased by $37.5 million to $938.4 million as of June 30, 2012 compared to $900.9 million as of June 30, 2011.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 12.87% and a Tier I Leverage Ratio of 8.99% at June 30, 2012.

➢	Tangible book value per share as of June 30, 2012 was $2.59.

➢
SBA lending continued to grow as an important component of the Company’s lending strategy. $12.7 million in new SBA loans were originated during the second quarter of 2012. Our team is now ranked as the #1 SBA lender in the New Jersey, #3 in Pennsylvania, and #23 nationally based on the dollar volume of loan originations.

Income Statement

The Company reported net income of $1.0 million or $0.04 per share, for the three months ended June 30, 2012, compared to a net loss of $480,000, or $0.02 per share, for the three months ended June 30, 2011.  Net income for the six month period ended June 30, 2012 was $2.3 million, or $0.09 per share, compared to a net loss of $3.0 million, or $0.12 per share, for the six months ended June 30, 2011.

Earnings continue to improve on a year to year basis as the loan loss provision and other credit costs decrease due to the substantial improvement in asset quality. The Company recorded a loan loss provision in the amount of $0.5 million during the quarter ended June 30, 2012 compared to a $1.5 million provision in the same period one year ago. For the six month period ended June 30, 2012, the Company recorded a negative provision in the amount of $0.3 million compared to a $5.1 million provision during the six months ended June 30, 2011.

The Company continues to lower its cost of funds as evidenced by a decrease of 10 basis points to 0.73% for the three months ended June 30, 2012, compared to 0.83% for the three months ended March 31, 2012. The net interest margin increased to 3.59% for the three month period ended June 30, 2012 compared to 3.35% for the three month period ended March 31, 2012.

Non-interest income increased to $2.5 million for the three months ended June 30, 2012 compared to $2.1 million for the three months ended June 30, 2011, primarily due to gains on sales of investment securities recognized in the current quarter.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	June 30, 2012	June 30, 2011	% Change	March 31, 2012	% Change

Total assets	$938,391	$900,892	4%	$958,288	(2%)

Total loans (net)	595,528	624,280	(5%)	592,506	1%

Total deposits	841,314	783,102	7%	857,374	(2%)

Total core deposits	790,616	718,053	10%	805,911	(2%)

Total assets increased by $37.5 million, or 4%, as of June 30, 2012 when compared to June 30, 2011. The Company experienced strong growth in core deposits year over year as a result of the retail strategy which focuses on relationship banking.  Core deposits grew by $72.6 million, or 10%, to $790.6 million as of June 30, 2012 compared to $718.1 million as of June 30, 2011.

2

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	June 30, 2012	June 30, 2011	% Change	March 31, 2012	% Change	2nd Qtr 2012 Cost of Funds

Demand noninterest-bearing	$130,143	$113,641	15%	$128,935	1%	0.00%

Demand interest-bearing	144,754	97,149	49%	103,385	40%	0.59%

Money market and savings	420,700	321,971	31%	447,974	(6%)	0.63%

Certificates of deposit	95,019	185,292	(49%)	125,617	(24%)	1.05%

Total core deposits	$790,616	$718,053	10%	$805,911	(2%)	0.58%

Core deposits increased to $790.6 million at June 30, 2012 compared to $718.1 million at June 30, 2011 as the Company continues to focus its effort on the gathering of low-cost core deposits. We experienced strong growth in the demand, savings and money market categories on a year to year basis. At the same time the Company reduced the overall deposit cost of funds to 0.62% for the three month period ending June 30, 2012 compared to 0.92% for the three month period ending June 30, 2011. The retail banking strategy has also enabled the Company to significantly reduce its dependence on wholesale funding sources in the brokered and public fund certificate of deposit market.

Lending

Loans by type are as follows (dollars in thousands):

Description	June 30, 2012	% of Total	June 30, 2011	% of Total	March 31, 2012	% of Total

Commercial real estate	$333,961	55%	$388,081	61%	$343,838	57%
Construction and land development	36,306	6%	67,576	10%	35,424	6%
Commercial and industrial	102,382	17%	81,783	13%	96,586	16%
Owner occupied real estate	112,338	19%	81,799	13%	107,804	18%
Consumer and other	17,707	3%	16,358	2%	16,832	3%
Residential mortgage	2,488	0%	4,221	1%	3,114	0%
Deferred costs (fees)	(269)		(430)		(336)

Gross loans	$604,913	100%	$639,388	100%	$603,262	100%

Gross loans decreased by $34.5 million to $604.9 million at June 30, 2012 compared to $639.4 million at June 30, 2011.  This decrease was primarily driven by a bulk sale of non-performing loans and foreclosed properties during the fourth quarter of 2011 which substantially improved asset quality for the Company.  Gross loans increased by $1.7 million on a linked quarter basis to $604.9 million as of June 30, 2012.

3

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below (dollars in thousands):

	Quarter Ended
Ratio	June 30, 2012	June 30, 2011	March 31, 2012

Non-performing loans	$10,892	$38,929	$10,722

Other real estate owned	6,135	13,109	6,135

Total non-performing assets	$17,027	$52,038	$16,857

Non-performing assets/total assets	1.81%	5.78%	1.76%

Quarterly net loan charge-offs/average loans	1.24%	0.53%	0.37%

Allowance for loan losses/gross loans	1.55%	2.36%	1.78%

Allowance for loan losses/non-performing loans	86%	39%	100%

Non-performing assets/capital and reserves	22%	51%	22%

Non-performing assets decreased by $35.0 million to $17.0 million, or 1.81% of total assets, at June 30, 2012, compared to $52.0 million, or 5.78% of total assets, as of June 30, 2011.  The allowance for loan losses as a percentage of non-performing loans increased to 86% as of June 30, 2012, compared to 39%  as of June 30, 2011.  The ratio of non-performing loans to capital and reserves improved to 22% as of June 30, 2012 compared to 51% one year ago.

Capital

The Company’s capital regulatory ratios at June 30, 2012 were as follows:

	Republic First Bancorp, Inc.	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	8.99%	5.00%

Tier 1 Risk Based Capital	11.62%	6.00%

Total Risk Based Capital	12.87%	10.00%

Total shareholders’ equity was $67.3 million at June 30, 2012 which represented a book value per share of $2.59, based on common shares outstanding of approximately 26.0 million.

The Company, along with its banking subsidiary, continue to maintain strong capital ratios and are considered well capitalized under the regulatory guidelines as established by federal banking agencies.

4

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees and Haddonfield, New Jersey. For more information about Republic Bank, visit myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2011 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

5

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	June 30,
(dollars in thousands)	2012	2012	2011

ASSETS
Cash and due from banks	$8,712	$8,627	$10,164
Interest-bearing deposits and federal funds sold	90,410	109,604	13,468
Total cash and cash equivalents	99,122	118,231	23,632

Securities - Available for sale	179,794	182,805	162,222
Securities - Held to maturity	66	140	139
Restricted stock	4,816	5,062	5,881
Total investment securities	184,676	188,007	168,242

Loans held for sale	975	1,875	5,827

Loans receivable	604,913	603,262	639,388
Allowance for loan losses	(9,385)	(10,756)	(15,108)
Net loans	595,528	592,506	624,280

Premises and equipment	22,772	23,131	24,342
Other real estate owned	6,135	6,135	13,109
Other assets	29,183	28,403	41,460

Total Assets	$938,391	$958,288	$900,892

LIABILITIES
Non-interest bearing deposits	$130,143	$128,935	$113,641
Interest bearing deposits	711,171	728,439	669,461
Total deposits	841,314	857,374	783,102

Short-term borrowings	-	4,516	-
Subordinated debt	22,476	22,476	22,476
Other liabilities	7,341	7,519	8,149

Total Liabilities	871,131	891,885	813,727

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	265	265	265
Additional paid-in capital	106,575	106,472	106,192
Accumulated deficit	(35,530)	(36,537)	(16,128)
Treasury stock at cost	(3,099)	(3,099)	(3,099)
Stock held by deferred compensation plan	(809)	(809)	(809)
Accumulated other comprehensive income (loss)	(142)	111	744

Total Shareholders' Equity	67,260	66,403	87,165

Total Liabilities and Shareholders' Equity	$938,391	$958,288	$900,892

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars in thousands, except per share amounts)	2012	2012	2011	2012	2011

INTEREST INCOME
Interest and fees on loans	$8,179	$8,090	$8,387	$16,269	$16,598
Interest and dividends on investment securities	1,386	1,385	1,236	2,771	2,345
Interest on other interest earning assets	84	101	34	185	48
Total interest income	9,649	9,576	9,657	19,225	18,991

INTEREST EXPENSE
Interest on deposits	1,340	1,615	1,853	2,955	3,471
Interest on borrowed funds	284	285	278	569	574
Total interest expense	1,624	1,900	2,131	3,524	4,045

Net interest income	8,025	7,676	7,526	15,701	14,946
Provision (credit) for loan losses	500	(750)	1,500	(250)	5,050

Net interest income after provision for loan losses	7,525	8,426	6,026	15,951	9,896

NON-INTEREST INCOME
Service fees on deposit accounts	226	210	201	436	370
Gain on sale of SBA loans	1,110	1,086	1,657	2,196	2,354
Gain on sale of investment securities	774	-	-	774	-
Other non-interest income	389	350	218	739	479
Total non-interest income	2,499	1,646	2,076	4,145	3,203

NON-INTEREST EXPENSE
Salaries and employee benefits	3,963	4,134	3,807	8,097	7,145
Occupancy and equipment	1,378	1,362	1,322	2,740	2,705
Legal and professional fees	1,196	1,182	1,033	2,378	1,762
Foreclosed real estate	104	98	65	202	1,424
Regulatory assessments and related fees	351	338	560	689	1,043
Other operating expenses	2,018	1,722	2,224	3,740	3,924
Total non-interest expense	9,010	8,836	9,011	17,846	18,003

Income (loss) before provision (benefit) for income taxes	1,014	1,236	(909)	2,250	(4,904)

Provision (benefit) for income taxes	7	(69)	(429)	(62)	(1,916)

Net income (loss)	$1,007	$1,305	$(480)	$2,312	$(2,988)

Net Income (loss) per Common Share
Basic	$0.04	$0.05	$(0.02)	$0.09	$(0.12)
Diluted	$0.04	$0.05	$(0.02)	$0.09	$(0.12)

Average Common Shares Outstanding
Basic	25,973	25,973	25,973	25,973	25,973
Diluted	25,973	25,973	25,973	25,973	25,973

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	June 30, 2012			March 31, 2012			June 30, 2011

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other interest-earning assets	$119,275	$84	0.28%	$162,103	$101	0.25%	$51,808	$34	0.26%
Securities	185,091	1,449	3.13%	178,650	1,447	3.24%	160,764	1,297	3.23%
Loans receivable	606,617	8,215	5.45%	592,828	8,127	5.51%	636,128	8,430	5.32%
Total interest-earning assets	910,983	9,748	4.30%	933,581	9,675	4.17%	848,700	9,761	4.61%

Other assets	56,084			55,168			71,967

Total assets	$967,067			$988,749			$920,667

Interest-bearing liabilities:

Demand non interest-bearing	$125,528			$144,855			$101,395
Demand interest-bearing	126,025	185	0.59%	117,794	171	0.58%	98,435	168	0.68%
Money market & savings	461,622	722	0.63%	431,106	863	0.81%	339,603	860	1.02%
Time deposits	157,013	433	1.11%	199,523	581	1.17%	264,070	825	1.25%
Total deposits	870,188	1,340	0.62%	893,278	1,615	0.73%	803,503	1,853	0.92%

Total interest-bearing deposits	744,660	1,340	0.72%	748,423	1,615	0.87%	702,108	1,853	1.06%

Other borrowings	22,526	284	5.07%	22,575	285	5.08%	22,478	278	4.96%

Total interest-bearing liabilities	767,186	1,624	0.85%	770,998	1,900	0.99%	724,586	2,131	1.18%
Total deposits and other borrowings	892,714	1,624	0.73%	915,853	1,900	0.83%	825,981	2,131	1.03%

Non interest-bearing liabilities	7,506			7,518			7,683
Shareholders' equity	66,847			65,378			87,003
Total liabilities and shareholders' equity	$967,067			$988,749			$920,667

Net interest income		$8,124			$7,775			$7,630
Net interest spread			3.45%			3.18%			3.43%

Net interest margin			3.59%			3.35%			3.61%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Six months ended
	June 30,	March 31,	June 30,	Dec 31	June 30,	June 30,
(dollars in thousands)	2012	2012	2011	2011	2012	2011

Balance at beginning of period	$10,756	$12,050	$14,450	$11,444	$12,050	$11,444
Provisions (credits) charged to operating expense	500	(750)	1,500	15,966	(250)	5,050
	11,256	11,300	15,950	27,410	11,800	16,494

Recoveries on loans charged-off:
Commercial	105	-	2	69	105	11
Consumer	27	1	38	40	28	38
Total recoveries	132	1	40	109	133	49

Loans charged-off:
Commercial	(1,903)	(544)	(882)	(15,428)	(2,447)	(1,404)
Consumer	(100)	(1)	-	(41)	(101)	(31)

Total charged-off	(2,003)	(545)	(882)	(15,469)	(2,548)	(1,435)

Net charge-offs	(1,871)	(544)	(842)	(15,360)	(2,415)	(1,386)

Balance at end of period	$9,385	$10,756	$15,108	$12,050	$9,385	$15,108

Net charge-offs as a percentage of average loans outstanding	1.24%	0.37%	0.53%	2.44%	0.81%	0.44%

Allowance for loan losses as a percentage of period-end loans	1.55%	1.78%	2.36%	2.04%	1.55%	2.36%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2012	2012	2011	2011	2011

Non-accrual loans:
Commercial real estate	$10,090	$9,911	$9,667	$31,096	$36,642
Consumer and other	802	811	897	910	949
Total non-accrual loans	10,892	10,722	10,564	32,006	37,591

Loans past due 90 days or more and still accruing	-	-	748	-	1,338
Renegotiated loans	-	-	-	-	-

Total non-performing loans	10,892	10,722	11,312	32,006	38,929

Other real estate owned	6,135	6,135	6,479	13,988	13,109

Total non-performing assets	$17,027	$16,857	$17,791	$45,994	$52,038

Non-performing loans to total loans	1.80%	1.78%	1.92%	5.05%	6.09%

Non-performing assets to total assets	1.81%	1.76%	1.70%	4.83%	5.78%

Non-performing loan coverage	86.16%	100.32%	106.52%	38.68%	38.81%

Allowance for loan losses as a percentage of total period-end loans	1.55%	1.78%	2.04%	1.95%	2.36%

Non-performing assets/capital plus allowance for loan losses	22.22%	21.85%	23.13%	45.68%	50.88%